Exhibit 10.1
AMENDMENT NO. 1
TO
$2.5 MILLION SECURED PROMISSORY NOTE
     This Amendment No. 1 to $2.5 Million Secured Promissory Note dated as of April 11, 2008 (the “Amendment”), is by and between Mobility California, Inc., a Delaware corporation (the “Company”), and Mission Technology Group, Inc., a California corporation (“Payee”) and amends that certain Mission Technology Group, Inc. $2.5 Million Secured Promissory Note entered into by and between Company and Payee dated April 16, 2007 (the “Note”). Seller and Buyer are sometimes each referred to herein as a “Party” and collectively, as the “Parties.”
     The parties hereby agree as follows:
     1. Amendment. Section 1(a) to the Note is amended and restated to read as follows:
     “(a) The principal of this Note shall be due and payable in consecutive quarterly installments (each, a “Quarterly Installment”) of (i) $125,000 each on November 1, 2008, February 1, 2009, May 1, 2009, August 1, 2009 and November 1, 2009 and (ii) $144,231 each, commencing February 1, 2010 and continuing on each May 1, August 1, November 1 and February 1 thereafter until this Note is paid in full. Additionally, commencing on November 1, 2008, and continuing until this Note has been paid in full, the Company shall make a payment equal to five percent (5%) of the net profit of the Company for the prior calendar quarter (with “net profit” being determined in accordance with generally accepted accounting principles, consistently applied) (each, a “Prepayment”). Each Prepayment shall be applied to the last Quarterly Installment due under this Note at the time of such Prepayment.”
     2. General. Unless explicitly defined herein, all capitalized terms used in this Amendment shall have the meaning set forth in the Note. Except as explicitly set forth in this Amendment, all other terms in the Note remain unchanged by this Amendment and in full force and effect. This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.
     In witness whereof, intending to be legally bound, the parties have executed this Amendment.

PAYEE:		COMPANY:

Mobility California, Inc.		Mission Technology Group, Inc.

By:	/s/ Joan W. Brubacher	By:	/s/ Randy Jones
Name:	Joan W. Brubacher	Name:	Randy Jones
Title:	Vice President	Title:	President

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